                                                                       EXHIBIT 4

                            STOCK PURCHASE AGREEMENT

THIS STOCK  PURCHASE  AGREEMENT (the  "Agreement")  is made as of March 2, 2005, among the MicroCapital Fund Ltd., a Cayman Islands  corporation,  and Michael W.
Levin.

In consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Stock Purchase. MicroCapital Fund Ltd. (the "Purchaser"), intending to be legally bound, hereby irrevocably agrees to purchase from the Seller (defined below), 100,000 shares (the "Shares") of Seller's restricted common stock, par value $.001 (the "Common Stock") of Media Sciences International, Inc., a
Delaware corporation (the "Company") for the aggregate purchase price of
$200,000.

2. Seller. Michael W. Levin (the "Seller") agrees to sell the Shares to the
Purchaser.

3. Payment. The Purchaser encloses herewith a check payable to Seller for the full purchase amount. The purchase amount inures to the benefit of Seller, not the Company.

4. Acceptance of Stock Purchase Subscription by Seller. The Purchaser
understands that the Seller, and not the Company, is offering the shares of
Common Stock for sale. Neither the Seller nor the Company shall have any obligation hereunder until the Seller shall execute and deliver to the Purchaser an executed copy of this Stock Purchase Agreement, the Purchaser has similarly delivered an executed copy to Seller together with Purchaser's check, upon receipt and clearance of which the Seller shall submit this Stock Purchase
Agreement along with instructions for transfer of the Shares to the Company and its transfer agent.

5. Representations and Warranties. The Purchaser hereby acknowledges, represents, warrants and agrees as follows:

         (a) None of the Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, including but not limited to the
"Section 4(1 1/2)" exemption, based in part, upon the representations, warranties and agreements of the Purchaser contained in this Stock Purchase
Agreement.

         (b) The Purchaser and the Purchaser's attorney, accountant and/or tax advisor, if any (collectively, the "Advisors") have conducted an independent investigation of the Company, received all documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein, and the Purchaser and the Advisors, if any, have had access to the same kind of information which would be available in a registration statement filed by the
Company under the Securities Act. The Purchaser acknowledges that all documents, records and books pertaining to the investment in the Shares have been made available for inspection by the Purchaser and the Advisors, if any. The
Purchaser has been given no oral or written representations or assurances from the Seller, the Company or any representative of the Company except as stated in this Stock Purchase Agreement. In evaluating the suitability of an investment in the Shares, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in this Stock Purchase
Agreement or as contained in documents or written answers to questions so furnished to the Purchaser or the Advisors by the Company.

         (c) The Purchaser together with the Advisors, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable the Purchaser to utilize the information made available to the Purchaser in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto. The Purchaser is not relying on the Seller, the Company or any of its employees or agents with respect to the legal, tax, economic, business and related considerations of an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only such Purchaser's own Advisors.

         (d) Neither the Securities and Exchange Commission nor any state securities commission has approved the Common Stock or passed upon or endorsed the merits of any offering by the Seller or by the Company or confirmed the accuracy or determined the adequacy of this Stock Purchase Agreement. This stock purchase offer has not been reviewed by any federal, state or other regulatory authority.

         (e) The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and the sale of the Shares and is not subscribing for the Shares and did not become aware of the offering of the Shares through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the
Purchaser in connection with investments in securities generally.

         (f) The Purchaser is acquiring the Shares solely for such Purchaser's own account for investment and not with a view to resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the
Shares, and the Purchaser has no plans to enter into any such agreement or arrangement.

         (g) The Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely because none of the Common Stock may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the certificates for the Shares to the effect that the Shares has not been registered under the
Securities Act or applicable state securities laws, that the Shares are
"restricted securities", and appropriate notations thereof will be made in the
Company's stock books. Stop transfer instructions will be placed with the transfer agent of the Common Stock. The Purchaser understands that these securities are "restricted securities" and the certificates evidencing the
Shares will bear a restrictive legend in substantially the following form: THE
SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN
THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED
UNDER SAID ACT.

         (h) The Purchaser acknowledges that it is a "sophisticated" investor and an "accredited investor" as defined in S.E.C. Rule 501(a) of the Act, and has such knowledge and experience in financial and business matters to make an informed investment decision based upon the information furnished to the
Purchaser and that it can bear the economic risk of loss of its entire investment. The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Common Stock for an indefinite period of time. The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in start-up and development stage companies. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event that such a loss should occur. The
Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser.

         (i) The Purchaser is aware that an investment in the Shares involves a number of very significant risks, and the Purchaser has carefully investigated and considered the matters that may affect the Company's business and operations.

         (j) The Purchaser represents to the Seller and to the Company that any information which the Purchaser has furnished or furnishes herewith is complete and accurate and may be relied upon by the Seller and by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the offerings of the Common Stock. The
Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein.

         (k) Within five days after receipt of a request from the Seller or from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Seller or the Company are subject.

5. Indemnification. The Purchaser agrees to indemnify and hold harmless the
Seller and the Company, its officers, directors, employees, agents, control persons and affiliates against all losses liabilities, claims, damages, and expenses whatsoever including, but not limited to, any and all expenses incurred in investigating, preparing, or defending against any litigation commenced or threatened, based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Stock Purchase Agreement.

6. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the stock purchase offer hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Stock Purchase Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

7. Modification. This Stock Purchase Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

8. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Seller, at the address provided by the Seller, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 8). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

9. Assignability. This Stock Purchase Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Common Stock shall be made only in accordance with all applicable laws.

10. Applicable Law. This Stock Purchase Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Stock Purchase Agreement shall be adjudicated before the state or federal courts located in New York County in the State of New York, and the parties hereby submit to the exclusive jurisdiction of said courts with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Stock Purchase
Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the Purchaser shall furnish in writing to the Company. In the event any such action is brought, whether at law or in equity, then the prevailing party shall be paid its reasonable attorney's fees, expenses and disbursements arising out of such action. The Purchaser agrees to waive its rights to a jury trial of any claim or cause of action based upon or arising out of this Stock Purchase Agreement or any document or agreement contemplated hereby.

11. Securities Laws. The purchase of the Shares under this Stock Purchase
Agreement is expressly conditioned upon the exemption from registration or qualification of the offer and sale of the Shares under applicable federal and state securities laws. The Seller and the Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Seller and the Company shall be released from any and all obligations to maintain this offer, and may rescind any sale contracted, in the jurisdiction.

12. Miscellaneous.

         (a) This Stock Purchase Agreement constitutes the entire agreement between the Purchaser and the Seller with respect to the subject matter hereof and supersedes all prior oral or agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Stock Purchase
Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

         (b) The Purchaser's acknowledgments, representations, warranties and agreements made in this Stock Purchase Agreement shall survive the execution and delivery hereof and delivery of the Shares.

         (c) Each of the parties hereto shall pay its own fees and expenses
(including the fees of attorneys, accountants, appraisers or others engaged by such party) in connection with this Stock Purchase Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

         (d) This Stock Purchase Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         (e) Each provision of this Stock Purchase Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law. such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Stock Purchase Agreement.

         (f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Stock Purchase Agreement as set forth in the text.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                             SELLER:

                             /s/
                             ----------------------------------
                             Michael W. Levin

                             PURCHASER:

                             MICROCAPITAL FUND LTD.

                             By its Authorized Agent, MicroCapital LLC

                             By: /s/
                                --------------------------------
                             Name: Ian P. Ellis
                             Title:  President
                             Address:          c/o MicroCapital LLC
                                               Attn: Christopher Swenson
                                               201 Post Street, Suite 1001
                                               San Francisco, CA 94108
                             Fax No.:          415-625-0836